UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2012

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut		06813
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

There were four (4) matters submitted to a vote of securities holders at the FuelCell Energy, Inc. (the “Company”) Annual Shareholders’ Meeting, which was held on April 5, 2012. Following are the four (4) proposals:

(1) To elect seven (7) directors to serve for the ensuing year and until their successors are duly elected and qualified.

The results of the voting were as follows:

NAME OF DIRECTOR	VOTES FOR	VOTES WITHHELD
Arthur A. Bottone	50,634,535	1,343,436
Richard A. Bromley	48,293,458	3,684,513
James Herbert England	50,478,917	1,499,054
James D. Gerson	50,428,752	1,549,219
William A. Lawson	48,063,565	3,914,406
John A. Rolls	50,461,465	1,516,506
Togo Dennis West, Jr.	48,165,929	3,812,042

BROKER NON-VOTES: 54,232,991

(2) To ratify the selection of KPMG LLP as the independent registered public accounting firm for fiscal year 2012.

The results of the voting were as follows:

VOTES FOR: 104,166,305

VOTES AGAINST: 1,321,849

ABSTAINED: 722,808

(3) To amend the FuelCell Energy, Inc. 2010 Equity Incentive Plan.

The results of the voting were as follows:

VOTES FOR: 44,856,339

VOTES AGAINST: 6,478,918

ABSTAINED: 642,714

BROKER NON-VOTES: 54,232,991

(4) To amend the FuelCell Energy, Inc. Articles of Incorporation to increase the authorized common stock from 225,000,000 shares to 275,000,000 shares.

The results of the voting were as follows:

VOTES FOR: 90,558,599

VOTES AGAINST: 14,072,915

ABSTAINED: 1,579,448

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: April 6, 2012	By:	/s/ Michael S. Bishop
Michael S. Bishop
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer